UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2010

LHC Group
(Exact name of registrant as specified in its charter)

Delaware	8082	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (337) 233-1307

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 1, 2010, LHC Group, Inc. (the "Company"), a national provider of home health and hospice, announced that it has entered into a home health joint venture with The Health Care Authority for Baptist Health, an Affiliate of UAB Health System ("Baptist Health"), and Baptist Medical Center South to provide home health services in Montgomery, Alabama, and the surrounding area.

The primary service area of this joint venture spans eight counties in Alabama, a Certificate of Need (CON) state. The estimated population of the service area is approximately 435,000, with almost 13% over the age of 65. Annual net revenue for the Montgomery, Alabama, agency in 2009 was approximately $2.3 million. This joint venture is not expected to add materially to LHC Group's earnings in 2010.

LHC Group also announced the completion of its previously announced acquisition of Idaho Home Health and Hospice. Founded in 1977, Idaho Home Health and Hospice is a Joint Commission Accredited home health and hospice provider which currently serves 28 counties through 9 locations in the state of Idaho. Idaho Home Health and Hospice, headquartered in Twin Falls, Idaho, currently has a service area with an estimated total population of 1.1 million, and almost 11% over the age of 65. Idaho Home Health and Hospice had annual net revenue for 2009 of approximately $9.2 million. The transaction is not anticipated to add materially to LHC Group's earnings in 2010.

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the impact of the acquisition on LHC Group's earnings. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated July 1, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group (Registrant)
July 1, 2010 (Date)	/s/ PETER J. ROMAN Peter J. Roman Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated July 1, 2010